Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 605 Little Rock, AR 72211	FOR FURTHER INFORMATION CONTACT: Sherri Billings | CFO 501-975-6033

Bear State Financial, Inc. Announces Third
Quarter Cash Dividend

Little Rock, AR – October 19, 2016 – Bear State Financial, Inc. (NASDAQ: BSF) announced today that its Board of Directors authorized a $0.025 cash dividend per share to shareholders of record at the close of business on November 1, 2016 and payable on November 15, 2016.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, Inc. please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates forty-eight branches and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

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